EXHIBIT 99.1

                              SETTLEMENT AGREEMENT

         This Settlement Agreement between KelCor, Inc. and its affiliates, as defined under the Securities Exchange Act of 1934, ("KelCor") and Nooney Realty Trust, Inc. and its affiliates, as defined under the Securities Exchange Act of 1934, ("Nooney") is entered into as of this 24th day of June 1997.

         WHEREAS, Nooney is a publicly-traded corporation and KelCor is a shareholder of Nooney; and

         WHEREAS, KelCor has commenced an action against Nooney styled KelCor, Inc. v. Nooney Realty Trust, Inc., in the Circuit Court for St. Louis County, Civil Action No. 97 CC- 001750 (the "Lawsuit") on June 5, 1997, seeking a declaratory judgment and preliminary and permanent injunctive relief barring Nooney from conducting an annual meeting of shareholders and from voting certain proxies in connection with any annual or special meeting of shareholders of the Trust, inter alia; and

         WHEREAS, the parties appeared and began argument on KelCor's motion for a preliminary injunction on June 13, 1997; and

         WHEREAS, the parties desire amicably to resolve their differences, for the sole purpose of settlement, and without admitting the merits of any position taken by either party in the course of the Lawsuit and without admitting any fault or liability.

         NOW, THEREFORE, the undersigned parties agree as follows:

         1. Nooney shall postpone its Annual Meeting of Shareholders to a date at least forty- five (45) days after the special meeting referred to in the next paragraph and, if Section 6(a)
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hereof is applicable pursuant to the terms of this Agreement, no later than 45 days after the court enters its order in the Lawsuit with respect to the voting rights of the "Excess Shares" of the PICO Group (as defined below in Section 5(d).

         2. Nooney shall call a special meeting of shareholders to be held thirty (30) days after the date on which the parties can mail their proxy materials as provided in paragraph 4, below, to vote on a single issue that shall be the same as Proposal A (except that subparagraph (f) of the amendment proposed therein will be deleted and the remaining subparagraphs appropriately re-lettered) as contained in the proxy statement filed by Nooney with the Securities and Exchange Commission ("SEC") on June 3, 1997 (the "By-Law Amendment Proposal") and, in connection with such meeting:

                  (a) Nooney shall set the record date as Friday, June 27, 1997; and

                  (b) The affirmative vote of 62.0% of the issued and outstanding shares of Nooney will be required to pass the By-Law Amendment Proposal. As used in this Settlement Agreement, "issued and outstanding shares of Nooney" shall refer to 866,624 shares without disqualification of any shares that may be deemed Excess Shares pursuant to the present By-Law Section 8.8(b).

         3. KelCor and Nooney shall file their proxy materials regarding the By-Law Amendment Proposal with the SEC no sooner than the first (1st) business day after the full execution of this Settlement Agreement and no later than three (3) business days after the full execution of this Settlement Agreement..

         4. KelCor and Nooney, and each of their directors, officers and agents, shall not mail proxy solicitation materials or otherwise actively solicit proxies prior to thirteen (13) days after the full execution of this Settlement Agreement; provided, if the SEC reviews the proxy

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solicitation material of KelCor and/or Nooney, both parties agree to mail such materials and conduct any other solicitation of proxies no earlier than the third (3rd) business day after the SEC has completed its reviews and notified KelCor and Nooney that it has no further comments. Both KelCor and Nooney agree to promptly proceed with all matters relating to the SEC review, if any, of such proxy solicitation material.

         5. KelCor and Nooney agree that the Special Meeting of Shareholders and the Annual Meeting of Shareholders will be conducted as follows:

                  (a) Nooney will appoint an independent inspector of elections mutually acceptable to Nooney and KelCor to tabulate votes on all matters brought before the special meeting or the annual meeting with the fees and expenses of such independent inspector to be split by Nooney and KelCor;

                  (b) Representatives of all shareholders will be allowed to attend the special meeting and the annual meeting;

                  (c) All stockholders will be provided reasonable opportunity to speak at the special meeting and annual meeting on all matters brought before the special meeting or annual meeting; and

                  (d) If the court determines that some of the shares of Nooney stock owned directly or indirectly by PICO Holdings, Inc. and its affiliates, as defined under the Securities Exchange Act of 1934 (collectively, the "PICO Group"), are "Excess Shares" under the Nooney Bylaws and cannot be voted at the annual meeting, then Nooney and Kelcor agree to follow the court's instructions with respect to the voting of any such Excess Shares at the annual meeting.

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         6. Upon the tabulation of votes on the By-Law Amendment Proposal at the special meeting of shareholders:

                  (a) if the By-Law Amendment Proposal receives less than 62.0% of the vote of the issued and outstanding shares of Nooney as of the record date for the special meeting of shareholders, then paragraph 6(b) of this Settlement Agreement shall be void in its entirety.

                  (b) if the By-Law Amendment Proposal receives 62.0% or more of the vote of the issued and outstanding shares of Nooney as of the record date for the special meeting of shareholders, then KelCor (i) shall not challenge the passage of the By-Law Amendment and Proposal, (ii) shall accept the By-Law Amendment as valid and enforceable and (iii) shall dismiss Count I of the Lawsuit with prejudice with each party to bear its own costs.

                                        KELCOR, INC.

                                        By: /s/ David L. Johnson
                                           -------------------------------------

Witnessed:

/s/ Larry Huebner
---------------------------------------
Its Attorney

                                        NOONEY REALTY TRUST, INC.

                                        By: /s/ Gregory J. Nooney, Jr.
                                           -------------------------------------

Witnessed:

/s/ Frederick W. Scherrer
---------------------------------------
Its Attorney

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